UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

NEAH POWER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142, Bothell, Washington 98021
(Address of principal executive offices) (Zip Code)

(425) 424-3324
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement.

On September 12, 2008, we entered into a contract (the “ONR Agreement”) with the Office of Naval Research of the U.S. Navy (the “ONR”). Under the ONR Agreement, we will be eligible to receive up to $1.2 million for work we complete over the twelve month term of the ONR Agreement.

The ONR Agreement contemplates that we will develop a direct methanol fuel cell system based on our proprietary porous silicon technology. Management believes that the components under development can be incorporated into customized fuel cell designs that respond to the need for portable power in a wide range of military devices and other applications. Under this contract, we expect to deliver a fully packaged, functional fuel cell generator. The ONR Agreement will be filed by amendment to this Report or with our next quarterly or annual report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEAH POWER SYSTEMS, INC.

Dated: September 18, 2008	By:	/s/ GERARD C. D’COUTO
Name: Gerard C. D’Couto
Title: Chief Executive Officer